Exhibit 99.1

Albany International Reports Second-Quarter FY19 Results

Albany International Reports Strong Net Sales Growth

Albany International Reaffirms Revenue and Profit Guidance

ROCHESTER, N.H.--(BUSINESS WIRE)--July 30, 2019--Albany International Corp. (NYSE:AIN) today reported operating results for its Fiscal Year 2019 (FY19) second quarter, which ended June 30, 2019.

“I am very pleased with our ongoing improvements in both net sales and profitability growth,” said Albany International President and Chief Executive Officer Olivier Jarrault.

“Our focus on labor productivity, operational efficiencies, and pricing drove improvements across our Engineered Composites segment, which reported record revenue and profitability in the quarter. We continue to meet our customers’ increasing demands and to drive new product development and process improvement activities, while improving quality and on-time delivery.

“In the Machine Clothing segment, we delivered another solid quarter: even with revenues slightly lower than the very strong Q2 of FY18, the segment delivered an overall gross margin above 51% and even slightly above the level delivered in Q1 of FY19.

“Our relentless focus on operational excellence and productivity improvements, through the deployment of a standardized, disciplined operating system, continues to deliver outstanding results. Through the first half of the year, we have seen steady improvement in our operational metrics coupled with exceptional top-line performance.”

For the second quarter ended June 30, 2019:

  Net sales were $273.9 million, an increase of 7.3% compared to the prior year, reflecting strong growth in Engineered Composites and a modest decline in Machine Clothing compared to a very strong Q2 FY18 in that segment. Excluding the impact of currency translation effects, net sales increased 8.8%.
  Gross profit was $105.2 million, up from $91.6 million last year, an increase of 14.8%, driven by the overall increase in net sales and gross margin expansion in both segments.
  Operating income was $54.2 million, compared to $42.2 million in the prior year, an increase of 28.6%, driven by higher gross profit and lower restructuring expenses, partially offset by higher SG&A, which was principally due to changes in foreign currency revaluation gains and losses.
  Effective tax rate was 29.6%, compared to 18.9% last year. The increase was primarily due to $0.6 million of unfavorable income tax adjustments in Q2 2019, compared to $4.1 million of favorable adjustments last year.
  Net income attributable to the Company was $34.1 million ($1.05 per share), compared to $29.9 million ($0.93 per share) in Q2 2018. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $1.09 per share, compared to $0.94 per share in Q2 2018.
  Adjusted EBITDA (a non-GAAP measure) was $72.4 million, compared to $61.4 million in Q2 2018, representing an increase of 17.9%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

“Albany International continues to deliver in line with, and in some cases above, our expectations,” said Albany International Chief Financial Officer and Treasurer Stephen Nolan. “In addition to the solid revenue and profit delivered in the quarter, our working capital management initiatives resulted in significantly improved year-over-year performance in cash generation: net cash from operating activities generated in the first half of this fiscal year was $83 million, compared to $17 million in the prior year.”

Outlook for Fiscal Year 2019

Albany International is reaffirming the following financial guidance for FY19:

  Machine Clothing revenue relatively flat on a currency-neutral basis compared to FY18 and MC Adjusted EBITDA of between $195 and $205 million;
  Engineered Composites revenue growth of 20-25%, with improved Adjusted EBITDA margins from FY18;
  Total company revenue of between $1.05 and $1.08 billion;
  Effective income tax rate, including tax adjustments, of 27% to 29%;
  Total company depreciation and amortization of between $70 and $75 million;
  GAAP earnings per share of between $3.04 and $3.34 and Adjusted earnings per share of between $3.05 and $3.35;
  Total company Adjusted EBITDA of between $225 and $240 million.

In addition, Albany International is revising its capital expenditures guidance for FY19 to between $80 and $90 million for the full year (previously guided as between $20 and $25 million per quarter).

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
2019		2018		2019		2018

$273,949		$255,374	Net sales	$525,321		$478,977
168,767		163,731	Cost of goods sold	328,368		309,552

105,182		91,643	Gross profit	196,953		169,425
40,816		36,700	Selling, general, and administrative expenses	81,761		78,588
9,242		10,198	Technical and research expenses	19,491		20,515
899		2,589	Restructuring expenses, net	1,383		11,162

54,225		42,156	Operating income	94,318		59,160
4,631		4,621	Interest expense, net	9,048		8,909
930		726	Other expense, net	(278)		2,178

48,664		36,809	Income before income taxes	85,548		48,073
14,405		6,966	Income tax expense	21,881		10,331

34,259		29,843	Net income	63,667		37,742
205		(59)	Net income/(loss) attributable to the noncontrolling interest	423		178
$34,054		$29,902	Net income attributable to the Company	$63,244		$37,564

$1.05		$0.93	Earnings per share attributable to Company shareholders - Basic	$1.96		$1.17

$1.05		$0.93	Earnings per share attributable to Company shareholders - Diluted	$1.96		$1.16

			Shares of the Company used in computing earnings per share:
32,299		32,257	Basic	32,286		32,239

32,311		32,273	Diluted	32,298		32,255

$0.18		$0.17	Dividends declared per share, Class A and Class B	$0.36		$0.34

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$215,233	$197,755
Accounts receivable, net	220,584	223,176
Contract assets	54,431	57,447
Inventories	104,254	85,904
Income taxes prepaid and receivable	7,165	7,473
Prepaid expenses and other current assets	25,108	21,294
Total current assets	626,775	593,049

Property, plant and equipment, net	458,038	462,055
Intangibles, net	46,089	49,206
Goodwill	164,083	164,382
Deferred income taxes	66,082	62,622
Noncurrent receivables	45,651	45,061
Other assets	51,381	41,617
Total assets	$1,458,099	$1,417,992

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$61,899	$52,246
Accrued liabilities	120,693	129,030
Current maturities of long-term debt	19	1,224
Income taxes payable	14,078	6,806
Total current liabilities	196,689	189,306

Long-term debt	482,019	523,707
Other noncurrent liabilities	119,642	88,277
Deferred taxes and other liabilities	8,433	8,422
Total liabilities	806,783	809,712

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share;
authorized 2,000,000 shares; none issued	-	-
Class A Common Stock, par value $.001 per share;
authorized 100,000,000 shares; issued 39,095,992 in 2019
and 37,450,329 in 2018	39	37
Class B Common Stock, par value $.001 per share;
authorized 25,000,000 shares; issued and outstanding
1,617,998 in 2019 and 3,233,998 in 2018	2	3
Additional paid in capital	431,037	430,555
Retained earnings	641,297	589,645
Accumulated items of other comprehensive income:
Translation adjustments	(116,631)	(115,976)
Pension and postretirement liability adjustments	(48,636)	(47,109)
Derivative valuation adjustment	(2,849)	4,697
Treasury stock (Class A), at cost 8,408,770 shares in 2019
and 8,418,620 shares in 2018	(256,391)	(256,603)
Total Company shareholders' equity	647,868	605,249
Noncontrolling interest	3,448	3,031
Total equity	651,316	608,280
Total liabilities and shareholders' equity	$1,458,099	$1,417,992

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended				Six Months ended
	June 30,				June 30,
2019		2018		2019		2018
			OPERATING ACTIVITIES
$34,259		$29,843	Net income	$63,667		$37,742
			Adjustments to reconcile net income to net cash provided by operating activities:
15,345		17,114	Depreciation	30,987		35,416
2,409		2,559	Amortization	4,723		5,205
319		(6,183)	Change in deferred taxes and other liabilities	(746)		(8,211)
720		853	Provision for write-off of property, plant and equipment	1,106		1,124
152		154	Non-cash interest expense	303		154
1,170		1,047	Compensation and benefits paid or payable in Class A Common Stock	623		1,336
-		34	Fair value adjustment on foreign currency option	-		71

			Changes in operating assets and liabilities that provided cash:
14,434		(12,052)	Accounts receivable	2,810		(37,141)
3,528		(13,877)	Contract assets	3,047		(11,761)
(1,505)		(1,687)	Inventories	(18,167)		(13,440)
(1,384)		(1,157)	Prepaid expenses and other current assets	(4,188)		(5,220)
(316)		(5)	Income taxes prepaid and receivable	358		97
(14,276)		11,420	Accounts payable	7,474		8,882
(1,074)		5,846	Accrued liabilities	(12,169)		4,619
5,724		10,020	Income taxes payable	7,230		6,589
(46)		(1,643)	Noncurrent receivables	(340)		(4,170)
(481)		(854)	Other noncurrent liabilities	(2,160)		(1,231)
(448)		(5,745)	Other, net	(1,462)		(3,321)
58,530		35,687	Net cash provided by operating activities	83,096		16,740

			INVESTING ACTIVITIES
(14,606)		(23,352)	Purchases of property, plant and equipment	(35,404)		(39,123)
(27)		(23)	Purchased software	(49)		(52)
(14,633)		(23,375)	Net cash used in investing activities	(35,453)		(39,175)

			FINANCING ACTIVITIES
-		10,020	Proceeds from borrowings	20,000		23,031
(9,004)		(5,653)	Principal payments on debt	(37,008)		(14,143)
(178)		-	Principal payments on finance lease liabilities	(578)		-
-		-	Taxes paid in lieu of share issuance	(971)		(1,652)
28		3	Proceeds from options exercised	72		150
(5,813)		(5,482)	Dividends paid	(11,621)		(10,956)
(14,967)		(1,112)	Net cash used in financing activities	(30,106)		(3,570)

(1,082)		(7,882)	Effect of exchange rate changes on cash and cash equivalents	(59)		(2,978)

27,848		3,318	Increase/(decrease) in cash and cash equivalents	17,478		(28,983)
187,385		151,426	Cash and cash equivalents at beginning of period	197,755		183,727
$215,233		$154,744	Cash and cash equivalents at end of period	$215,233		$154,744

Reconciliation of non-GAAP measures to comparable GAAP measures

The following table presents Net sales and the effect of changes in currency translation rates:

(in $ thousands, except percentages)	Net Sales, as reported, Q2 2019	Decrease due to changes in currency translation rates	Q2 2019 sales on same basis as Q2 2018 currency translation rates	Net sales as reported, Q2 2018	% Change compared to Q2 2018, excluding currency rate effects
Machine Clothing	$155,016	$2,888	$157,904	$161,784	-2.4%
Albany Engineered Composites	118,933	1,012	119,945	93,590	28.2%
Total	$273,949	$3,900	$277,849	$255,374	8.8%

Adjusted EBITDA for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended June 30, 2019
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$49,538	$17,732	($13,045)	$54,225
Interest, taxes, and other income/(expense)	-	-	(19,966)	(19,966)
Net income/(loss) (GAAP)	49,538	17,732	(33,011)	34,259
Interest expense, net	-	-	4,631	4,631
Income tax expense	-	-	14,405	14,405
Depreciation and amortization expense	5,606	11,071	1,077	17,754
EBITDA (non-GAAP)	55,144	28,803	(12,898)	71,049
Restructuring expenses, net	935	(32)	(4)	899
Foreign currency revaluation (gains)/losses	317	79	345	741
Pre-tax (income) attributable to non-controlling interest	-	(272)	-	(272)
Adjusted EBITDA (non-GAAP)	$56,396	$28,578	($12,557)	$72,417
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	36.4%	24.0%	-	26.4%

Three months ended June 30, 2018
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$50,315	$4,092	($12,251)	$42,156
Interest, taxes, and other income/(expense)	-	-	(12,313)	(12,313)
Net income/(loss) (GAAP)	50,315	4,092	(24,564)	29,843
Interest expense, net	-	-	4,621	4,621
Income tax expense	-	-	6,966	6,966
Depreciation and amortization expense	8,182	10,247	1,244	19,673
EBITDA (non-GAAP)	58,497	14,339	(11,733)	61,103
Restructuring expenses, net	1,800	558	231	2,589
Foreign currency revaluation (gains)/losses	(2,331)	116	(188)	(2,403)
Pre-tax expense attributable to non-controlling interest	-	121	-	121
Adjusted EBITDA (non-GAAP)	$57,966	$15,134	($11,690)	$61,410
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	35.8%	16.2%	-	24.0%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended June 30, 2019
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share |Amount
Restructuring expenses, net	$899	$255	$644	$0.02
Foreign currency revaluation (gains)/losses	741	210	531	0.02

Three months ended June 30, 2018
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$2,589	$779	$1,810	$0.06
Foreign currency revaluation (gains)/losses	(2,403)	(723)	(1,680)	(0.05)

Resulting second quarter Adjusted EPS was as follows:

	Three months ended June 30,
Per Share Amounts (Basic)	2019	2018
Earnings per share (GAAP)	$1.05	$0.93
Restructuring expenses, net (after-tax)	0.02	0.06
Foreign currency revaluation (gains)/losses (after-tax)	0.02	(0.05)
Adjusted Earnings per share	$1.09	$0.94

The tables below provide a reconciliation of forecasted full-year 2019 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2019 Adjusted EBITDA	Total Company		Machine Clothing
(in $ millions)	Low	High	Low	High
Net income attributable to the Company (GAAP)	$98	$108	$172	$180
Interest expense, net	17	16	-	-
Income tax expense	40	41	-	-
Depreciation and amortization	70	75	22	24
EBITDA (non-GAAP)	225	240	194	204
Restructuring expenses, net (a)	1	1	1	1
Foreign currency revaluation (gains)/losses (a)	(1)	(1)	-	-
Pre-tax (income) attributable to non-controlling interest	-	-	-	-
Adjusted EBITDA (non-GAAP)	$225	$240	$195	$205

Forecast of Full Year 2019 Adjusted Earnings Per Share
Per Share Amounts – Basic (b)	Low	High
Earnings per share (GAAP)	$3.04	$3.34
Restructuring expenses, net (a)	0.03	0.03
Foreign currency revaluation (gains)/losses (a)	(0.02)	(0.02)
Adjusted Earnings per share (non-GAAP)	$3.05	$3.35
  Due to the uncertainty of these items, full year forecast is estimated as equal to actual results through Q2 2019
  Calculations based on shares outstanding estimate of 32.3 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of fabrics and process felts used in the manufacture of all grades of paper products. Albany Engineered Composites is a rapidly growing designer and manufacturer of advanced materials-based engineered components for jet engine and airframe applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 22 plants in 10 countries, employs 4,700 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt and changes in Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense net, Income tax expense, Depreciation and amortization. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, and inventory write-offs associated with discontinued businesses; charges and credits related to pension plan settlements; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses in the MC segment, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using the income tax rate based on income from continuing operations and the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2019 and in future years; expectations in 2019 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

Stephen Nolan
518-445-2281
stephen.nolan@albint.com